UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2005

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-28317	94-3342784
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9405 SW Gemini Drive, Beaverton Oregon 97008

(Address of principal executive offices) (Zip Code)

(503) 469-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 15, 2005, the Board of Directors of Digimarc Corporation (the “Company”) appointed Lloyd G. (Buzz) Waterhouse to the Board of Directors to serve as a Class I Director.  At the present time, Mr. Waterhouse has not been named to any committees of the Board of Directors.  In accordance with the Bylaws of the Company, Mr. Waterhouse’s term will expire at the Company’s 2006 Annual Meeting of Stockholders.

A copy of a press release dated July 19, 2005 announcing the appointment of Mr. Waterhouse is attached hereto as Exhibit 99.1

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On July 15, 2005, the Board of Directors amended Section 3.1 of the Company’s Bylaws to fix the number of directors of the Company at ten.  Prior to such amendment, the number of directors was fixed at nine.  In connection with this amendment, the Board of Directors designated the additional director position as a Class I director.  A copy of the amendment is attached hereto as Exhibit 3.1.

Item 9.01               Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

3.1	Amendment to Bylaws, dated July 15, 2005

99.1	Press release issued by Digimarc Corporation, dated July 19, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2005

	By:	/s/ Michael McConnell
Michael McConnell
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amendment to Bylaws, dated July 15, 2005.

99.1	Press release issued by Digimarc Corporation, dated July 19, 2005.